EXHIBIT 99.1

Flushing Financial Corporation Reports Record Quarterly C&I Loan Closings, Loan Pipeline Increased to $424 Million at Quarter End

SECOND QUARTER 20191 HIGHLIGHTS

  GAAP diluted EPS was $0.37, up 48.0% QoQ and down 22.9% YoY
  Core diluted EPS was $0.42, up 27.3% QoQ and down 14.3% YoY
  Record C&I closings totaled $158.3 million
  Loan closings increased 50% QoQ
  Loan pipeline totaled $423.9 million, largest since 1Q16
  Net interest margin was 2.45%, down 12bps QoQ and 32bps YoY
  Core net interest margin was 2.40%, down 12bps QoQ and 26bps YoY
  GAAP net interest income of $40.0 million, down 4.3% QoQ and 6.2% YoY
  Core net interest income of $40.8 million, down 3.8% QoQ and 4.3% YoY
  GAAP and core ROAE were 7.5% and 8.6%, respectively, compared with 5.1% and 6.8%, respectively in 1Q19
  GAAP and core ROAA were 0.6% and 0.7%, respectively, compared with 0.4% and 0.6%, respectively in 1Q19
  Provision for loan losses of $1.5 million, or $0.04 after-tax per diluted common share, driven mainly by charge-offs of one commercial business loan relationships and growth in the C&I portfolio

UNIONDALE, N.Y., July 23, 2019 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the second quarter ended June 30, 2019.

John R. Buran, President and Chief Executive Officer, stated, “We are pleased to report quarterly earnings growth as diluted earnings per share rose 48% from 1Q19, while core earnings rose 27%. Both results were down from 2Q18, as net interest margin pressure returned, driven by the inversion of the yield curve, coupled with increased competitive pressure on our deposit business.”

“During the quarter, we experienced more robust loan growth as closings increased 50% from 1Q19. Total loan closings for the quarter amounted to $296 million. In addition, the loan pipeline increased over 50% to $424 million during the same period, our largest pipeline since the first quarter of 2016. The mortgage pipeline has an average yield of 4.63%, which is 21bps greater than the 2Q19 core yield of total loans. Due to the size of the pipeline and our strong track record of closing loans in the pipeline, we anticipate loan growth will accelerate in the second half of 2019, resulting in full year loan growth in the mid-single digit range.”

“We continued to diversify the loan portfolio during the quarter, as we produced record C&I closings of $158 million, representing 53% of 2Q19 loan closings. These loans are generally floating rate loans and represented 18% of total loans at June 30, 2019, compared to 15% at June 30, 2018. We also recognized improved closing levels for our mortgage loans as they increased $71 million QoQ.”

“The net interest margin compressed 12bps QoQ, with both sides of the balance sheet contributing to the compression. We continue to experience pricing pressure due to the inverted yield curve at the pricing point for our loan tenor. In the past, we have articulated our strategy of focusing on rate over volume. During 2Q19, we modified our position and rates due to market conditions. The increase in the cost of funds was primarily driven by pricing pressure on our retail and municipal deposits, as competition from traditional bank and non-bank competitors remains very strong. Although the rates paid on retail and municipal deposits have increased, they remain less expensive than alternative funding sources, including wholesale funding. Given an inverted yield curve, we continue to proactively mitigate the NIM compression through the closing of C&I floating rate loans and our swap strategy. In June 2019, we entered into an additional $100 million of swaps on borrowings bringing total swaps on borrowings to $542 million at the end of 2Q19. Our long-term goal is to move towards being more interest rate neutral which allows us to perform better in all interest rate environments.”

Mr. Buran continued, “We remain focused on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns. We continue to focus on increasing the amount of direct loan business, as approximately 63% of 2Q19 loan closings were non-brokered loans.”

  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 2Q19 had a yield of 4.60%, which is above our core yield of total loans for the same period, a decrease of 41bps from 5.01% for 1Q19 and an increase of 33bps from 4.27% for 2Q18. As noted, the decrease in the yield of 2Q19 originations was due to the inverted yield curve. We maintained our asset quality as these loans had an average loan-to-value ratio of 38% and an average debt coverage ratio of 192%.
  We remain committed to our strategy of focusing on C&I loans, commercial real estate loans and multi-family. In the 2Q19, these loan closings represented 53%, 14%, and 19%, respectively, of all originations, which were made while maintaining conservative loan-to-value and debt coverage ratios.

Mr. Buran concluded, “Overall, we remain well capitalized and well positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute our strategic objectives.”

Summary of Strategic Objectives

  Manage cost of funds and continue to improve funding mix
  Increase interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 2Q19 was $40.0 million, a decrease of $2.6 million, or 6.1% YoY (2Q19 compared to 2Q18) and $1.8 million, or 4.3% QoQ (2Q19 compared to 1Q19).

  Net interest margin of 2.45%, decreased 32bps YoY and 12bps QoQ
  Net interest spread of 2.23%, decreased 38bps YoY and 13bps QoQ
  Yield on average interest-earning assets of 4.26%, increased 15bps YoY but decreased 3bps QoQ
  Cost of average interest-bearing liabilities of 2.03%, increased 53bps YoY and 10bps QoQ
  Cost of funds of 1.90%, increased 50bps YoY and 10bps QoQ, driven by increases in rates paid on deposits and short-term borrowings resulting from increases in the Fed Funds rate
  Average balance of total interest-earning assets of $6,540.1 million, increased $358.9 million, or 5.8%, YoY and $19.0 million, or 0.3%, QoQ
  Net interest income includes prepayment penalty income from loans and securities totaling $1.1 million in 2Q19, $0.8 million in 1Q19 and $1.6 million in 2Q18; recovered interest from delinquent loans of $0.5 million in 2Q19, $0.7 million in 1Q19 and $0.2 million in 2Q18; and losses from fair value adjustments on qualifying hedges totaling $0.8 million in 2Q19, $0.6 million in 1Q19 and none in 2Q18
  Absent all above items noted in the preceding bullet, the yield on interest-earning assets was 4.21% in 2Q19, a decrease of 3bps from 1Q19 and 22bps from 2Q18 and the net interest margin was 2.40% in 2Q19, which decreased 12bps from 1Q19 and 26bps from 2Q18

Provision for loan losses

The Company recorded a provision of $1.5 million compared to $1.0 million in 1Q19 and none in 2Q18.

  2Q19 includes charge-offs from one commercial business loan relationship, after charge-off the remaining book balance for this relationship was $0.2 million, equaling the value of the underlying collateral
  Recorded net charge-offs of $1.0 million in 2Q19, $0.9 million in 1Q19, and $0.3 million in 2Q18

Non-interest Income

Non-interest income for 2Q19 was $2.5 million, a decrease of $0.7 million YoY, but an increase of $1.5 million QoQ

  Non-interest income included net gain on sale of assets of $0.8 million in 2Q19, net gain on sale of loans of $0.1 million in each of 2Q19 and 1Q19 and $0.4 million in 2Q18
  Additionally, non-interest income included net losses from fair value adjustments of $2.0 million in 2Q19, $2.1 million in 1Q19, and $0.3 million in 2Q18
  Absent all above items, non-interest income was $3.5 million, an increase of $0.5 million, or 16.9%, YoY, and $0.6 million, or 19.0%, QoQ, resulting primarily from a capital gain of $0.5 million recorded in 2Q19 from the redemption of $1.2 million in assets held in a rabbi trust

Non-interest Expense

Non-interest expense for 2Q19 was $27.2 million, a decrease of $0.2 million, or 0.9% YoY, and $5.3 million, or 16.2% QoQ.

  Non-interest expense improved QoQ, primarily due to 1Q19 including seasonal and one-time expenses
  The ratio of non-interest expense to average assets improved to 1.58% in 2Q19 compared to 1.89% in 1Q19 and 1.69% in 2Q18
  The efficiency ratio was 61.1% in 2Q19 compared to 70.4% in 1Q19 and 59.6% in 2Q18

Provision for Income Taxes

The provision for income taxes in 2Q19 was $3.3 million, a decrease of $1.2 million, or 27.1% YoY but an increase of $1.0 million, or 43.1% QoQ.

  Pre-tax income decreased by $4.6 million, or 24.9% YoY but increased by $4.5 million, or 47.8% QoQ
  The effective tax rates were 23.7% in 2Q19, 24.5% in 1Q19 and 24.4% in 2Q18

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,616.9 million reflecting an increase of 0.9% QoQ (not annualized) and 5.7% from June 30, 2018, as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship
  Loan closings of multi-family, commercial real estate and commercial business loans totaled $254.4 million for 2Q19, or 85.8% of loan production
  Loan pipeline was $423.9 million at June 30, 2019, compared to $274.8 million at March 31, 2019 and $322.9 million at June 30, 2018
  The loan-to-value ratio on our portfolio of real estate dependent loans as of June 30, 2019 totaled 38.4%

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	June 30,	March 31,	June 30,
Loan type	2019	2019	2018
Mortgage loans	4.75%	5.14%	4.40%
Non-mortgage loans	5.01%	4.96%	4.90%
Total loans	4.89%	5.02%	4.57%

Credit Quality:

  Non-performing loans totaled $15.7 million, a decrease of $0.6 million, or 3.4%, from $16.3 million at December 31, 2018
  Non-performing assets totaled $16.0 million, a decrease of $0.3 million, or 1.9%, from $16.3 million at December 31, 2018
  Classified assets totaled $31.9 million, a decrease of $14.6 million, or 31.4%, from $46.5 million at December 31, 2018
  Loans classified as troubled debt restructured (TDR) totaled $6.3 million, a decrease of $2.1 million, or 24.8%, from $8.4 million at December 31, 2018
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 35.4% average loan-to-value for non-performing loans collateralized by real estate
  Net charge-offs totaled $1.9 million during the six months ended June 30, 2019

Capital Management:

  The Company and Bank, at June 30, 2019, were both well capitalized under all applicable regulatory requirements
  Through 2Q19, stockholders’ equity increased $15.9 million, or 2.9%, to $565.4 million due to net income of $17.6 million and an improvement in the fair value of the securities portfolio, partially offset by the declaration and payment of dividends on the Company’s common stock
  During 2Q19, the Company did not repurchase any shares; as of June 30, 2019, up to 467,211 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $20.06 at June 30, 2019, from $19.64 at December 31, 2018 and tangible book value per common share, a non-GAAP measure, increased to $19.50 at June 30, 2019, from $19.07 at December 31, 2018

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, July 24, 2019 at 9:30 AM (ET) to discuss the Company’s strategy and results for the second quarter
  Dial-in for Live Call: 1-877-509-5836
  Webcast: https://services.choruscall.com/links/ffic190724.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10129655
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on July 24, 2020

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended			For the six months ended
	June 30,	March 31	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Interest and Dividend Income
Interest and fees on loans	$62,273	$62,330	$57,322	$124,603	$112,339
Interest and dividends on securities:
Interest	6,811	6,909	5,616	13,720	11,084
Dividends	19	19	17	38	31
Other interest income	472	555	338	1,027	625
Total interest and dividend income	69,575	69,813	63,293	139,388	124,079

Interest Expense
Deposits	22,827	21,469	14,788	44,296	26,898
Other interest expense	6,739	6,541	5,865	13,280	11,932
Total interest expense	29,566	28,010	20,653	57,576	38,830

Net Interest Income	40,009	41,803	42,640	81,812	85,249
Provision for loan losses	1,474	972	-	2,446	153
Net Interest Income After Provision for Loan Losses	38,535	40,831	42,640	79,366	85,096

Non-interest Income
Banking services fee income	1,059	973	1,000	2,032	1,948
Net loss on sale of securities	(15)	-	-	(15)	-
Net gain on sale of loans	114	63	421	177	158
Net gain on sale of assets	770	-	-	770	-
Net loss from fair value adjustments	(1,956)	(2,080)	(267)	(4,036)	(367)
Federal Home Loan Bank of New York stock dividends	826	903	881	1,729	1,757
Life insurance proceeds	-	43	-	43	776
Bank owned life insurance	810	740	776	1,550	1,538
Other income	843	301	357	1,144	558
Total non-interest income	2,451	943	3,168	3,394	6,368

Non-interest Expense
Salaries and employee benefits	15,668	19,166	15,291	34,834	33,746
Occupancy and equipment	2,742	2,789	2,476	5,531	5,053
Professional services	1,806	2,265	2,439	4,071	4,624
FDIC deposit insurance	667	485	547	1,152	1,047
Data processing	1,420	1,492	1,426	2,912	2,827
Depreciation and amortization	1,497	1,518	1,455	3,015	2,844
Other real estate owned/foreclosure expense	20	77	40	97	136
Net gain from sales of real estate owned	-	-	(27)	-	(27)
Other operating expenses	3,338	4,627	3,749	7,965	8,440
Total non-interest expense	27,158	32,419	27,396	59,577	58,690

Income Before Income Taxes	13,828	9,355	18,412	23,183	32,774

Provision for Income Taxes
Federal	2,981	1,943	3,311	4,924	5,918
State and local	291	344	1,178	635	1,521
Total taxes	3,272	2,287	4,489	5,559	7,439

Net Income	$10,556	$7,068	$13,923	$17,624	$25,335

Basic earnings per common share	$0.37	$0.25	$0.48	$0.61	$0.88
Diluted earnings per common share	$0.37	$0.25	$0.48	$0.61	$0.88
Dividends per common share	$0.21	$0.21	$0.20	$0.42	$0.40

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2019	2019	2018
ASSETS
Cash and due from banks	$56,484	$58,677	$118,561
Securities held-to-maturity:
Mortgage-backed securities	7,944	7,949	7,953
Other securities	52,242	22,532	24,065
Securities available for sale:
Mortgage-backed securities	554,481	579,185	557,953
Other securities	254,172	266,839	264,702
Loans:
Multi-family residential	2,263,875	2,256,447	2,269,048
Commercial real estate	1,524,693	1,529,001	1,542,547
One-to-four family ― mixed-use property	582,264	582,049	577,741
One-to-four family ― residential	184,024	188,615	190,350
Co-operative apartments	8,137	7,903	8,498
Construction	58,503	54,933	50,600
Small Business Administration	14,511	15,188	15,210
Taxi medallion	3,555	3,891	4,539
Commercial business and other	983,573	935,297	877,763
Net unamortized premiums and unearned loan fees	15,278	15,422	15,188
Allowance for loan losses	(21,510)	(21,015)	(20,945)
Net loans	5,616,903	5,567,731	5,530,539
Interest and dividends receivable	26,552	27,226	25,485
Bank premises and equipment, net	28,623	29,798	30,418
Federal Home Loan Bank of New York stock	63,029	51,182	57,282
Bank owned life insurance	157,604	131,794	131,788
Goodwill	16,127	16,127	16,127
Other real estate owned, net	239	-	-
Right of Use Asset	42,557	44,033	-
Other assets	68,677	64,377	69,303
Total assets	$6,945,634	$6,867,450	$6,834,176

LIABILITIES
Due to depositors:
Non-interest bearing	$413,813	$401,064	$413,747
Certificate of deposit accounts	1,544,117	1,511,770	1,563,310
Savings accounts	196,820	201,811	210,022
Money market accounts	1,302,153	1,352,843	1,427,992
NOW accounts	1,368,813	1,542,606	1,300,852
Total deposits	4,825,716	5,010,094	4,915,923
Mortgagors' escrow deposits	52,201	70,115	44,861
Borrowed funds	1,371,890	1,116,416	1,250,843
Operating Lease Liability	50,898	52,510	-
Other liabilities	79,539	58,756	73,085
Total liabilities	6,380,244	6,307,891	6,284,712

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at June 30, 2019, March 31, 2019 and December 31, 2018; 28,187,922
shares, 28,187,184 shares and 27,983,637 shares outstanding at June 30, 2019,
March 31, 2019 and December 31, 2018, respectively)	315	315	315
Additional paid-in capital	224,231	222,859	222,720
Treasury stock (3,342,673 shares, 3,343,411 shares and 3,546,958 shares at
June 30, 2019, March 31, 2019 and December 31, 2018, respectively)	(70,913)	(70,929)	(75,146)
Retained earnings	422,373	417,856	414,327
Accumulated other comprehensive loss, net of taxes	(10,616)	(10,542)	(12,752)
Total stockholders' equity	565,390	559,559	549,464

Total liabilities and stockholders' equity	$6,945,634	$6,867,450	$6,834,176

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended						At or for the six months ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2019		2019		2018		2019		2018
Per Share Data
Basic earnings per share	$0.37		$0.25		$0.48		$0.61		$0.88
Diluted earnings per share	$0.37		$0.25		$0.48		$0.61		$0.88
Average number of shares outstanding for:
Basic earnings per common share computation	28,760,816		28,621,018		28,844,829		28,691,303		28,909,135
Diluted earnings per common share computation	28,760,816		28,621,030		28,845,611		28,691,309		28,910,034
Shares outstanding	28,187,922		28,187,184		28,319,213		28,187,922		28,319,213
Book value per common share (1)	$20.06		$19.85		$19.00		$20.06		$19.00
Tangible book value per common share (2)	$19.50		$19.29		$18.44		$19.50		$18.44

Stockholders' Equity
Stockholders' equity	$565,390		$559,559		$538,044		$565,390		$538,044
Tangible stockholders' equity	549,549		543,722		522,208		549,549		522,208

Average Balances
Total loans, net	$5,565,057		$5,544,667		$5,316,033		$5,554,919		$5,273,939
Total interest-earning assets	6,540,134		6,521,142		6,181,186		6,530,692		6,140,173
Total assets	6,891,541		6,868,140		6,484,882		6,879,905		6,444,364
Total due to depositors	4,595,189		4,598,305		4,310,461		4,596,738		4,243,844
Total interest-bearing liabilities	5,825,187		5,811,263		5,515,580		5,818,263		5,479,268
Stockholders' equity	560,624		552,621		532,027		556,645		530,662

Performance Ratios (3)
Return on average assets	0.61%		0.41%		0.86%		0.51%		0.79%
Return on average equity	7.53		5.12		10.47		6.33		9.55
Yield on average interest-earning assets (4)	4.26		4.29		4.11		4.28		4.06
Cost of average interest-bearing liabilities	2.03		1.93		1.50		1.98		1.42
Cost of funds	1.90		1.80		1.40		1.85		1.33
Interest rate spread during period (4)	2.23		2.36		2.61		2.30		2.64
Net interest margin (4)	2.45		2.57		2.77		2.51		2.79
Non-interest expense to average assets	1.58		1.89		1.69		1.73		1.82
Efficiency ratio (5)	61.06		70.37		59.58		67.36		64.41
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.12	X	1.12	X	1.12	X	1.12	X

(1)	Calculated by dividing stockholders’ equity by shares outstanding.
(2)	Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(3)	Ratios are presented on an annualized basis, where appropriate.
(4)	Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.
(5)	Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officers death, OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net losses from fair value adjustments on qualifying hedges) and non-interest income (excluding net gains and losses from the sale of securities, assets and fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the six	At or for the year	At or for the six
	ended	ended	months ended
	June 30, 2019	December 31, 2018	June 30, 2018

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$600,730	$586,582	$572,189
Common equity Tier 1 capital	558,848	546,230	534,036
Total risk-based capital	697,240	682,527	667,409

Tier 1 leverage capital (well capitalized = 5%)	8.72%	8.74%	8.79%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.60	10.98	11.07
Tier 1 risk-based capital (well capitalized = 8.0%)	11.39	11.79	11.87
Total risk-based capital (well capitalized = 10.0%)	13.22	13.72	13.84

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$667,882	$660,782	$644,880
Common equity Tier 1 capital	667,882	660,782	644,880
Total risk-based capital	689,392	681,727	665,100

Tier 1 leverage capital (well capitalized = 5%)	9.69%	9.85%	9.90%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	12.66	13.28	13.37
Tier 1 risk-based capital (well capitalized = 8.0%)	12.66	13.28	13.37
Total risk-based capital (well capitalized = 10.0%)	13.07	13.70	13.79

Capital ratios:
Average equity to average assets	8.09%	8.22%	8.23%
Equity to total assets	8.14	8.04	8.32
Tangible common equity to tangible assets (1)	7.93	7.83	8.09

Asset quality:
Non-accrual loans (2)	$15,702	$16,253	$14,059
Non-performing loans	15,702	16,253	14,789
Non-performing assets	15,976	16,288	14,824
Net charge-offs/ (recoveries)	1,881	(19)	284

Asset quality ratios:
Non-performing loans to gross loans	0.28%	0.29%	0.28%
Non-performing assets to total assets	0.23	0.24	0.23
Allowance for loan losses to gross loans	0.38	0.38	0.38
Allowance for loan losses to non-performing assets	134.64	128.60	136.40
Allowance for loan losses to non-performing loans	136.99	128.87	136.72

Full-service customer facilities	19	19	18

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	June 30, 2019				March 31, 2019				June 30, 2018
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
	(Dollars in thousands)
Interest-earning Assets:
Mortgage loans, net	$4,590,429	$50,206	4.37%		$4,619,587	$50,845	4.40%		$4,509,778	$47,673	4.23%
Other loans, net	974,628	12,067	4.95		925,080	11,485	4.97		806,255	9,649	4.79
Total loans, net (1) (2)	5,565,057	62,273	4.48		5,544,667	62,330	4.50		5,316,033	57,322	4.31
Taxable securities:
Mortgage-backed
securities	585,892	4,225	2.88		573,397	4,248	2.96		533,088	3,754	2.82
Other securities	242,560	2,135	3.52		241,863	2,211	3.66		122,601	1,023	3.34
Total taxable securities	828,452	6,360	3.07		815,260	6,459	3.17		655,689	4,777	2.91
Tax-exempt securities: (3)
Other securities	56,064	595	4.25		58,173	594	4.08		124,058	1,084	3.50
Total tax-exempt securities	56,064	595	4.25		58,173	594	4.08		124,058	1,084	3.50
Interest-earning deposits
and federal funds sold	90,561	472	2.08		103,042	555	2.15		85,406	338	1.58
Total interest-earning
assets	6,540,134	69,700	4.26		6,521,142	69,938	4.29		6,181,186	63,521	4.11
Other assets	351,407				346,998				303,696
Total assets	$6,891,541				$6,868,140				$6,484,882

Interest-bearing Liabilities:
Deposits:
Savings accounts	$200,349	348	0.69		$205,775	361	0.70		$235,564	285	0.48
NOW accounts	1,541,956	6,641	1.72		1,488,859	6,031	1.62		1,444,889	3,364	0.93
Money market accounts	1,336,526	6,974	2.09		1,380,172	6,821	1.98		1,110,690	3,983	1.43
Certificate of deposit
accounts	1,516,358	8,802	2.32		1,523,499	8,203	2.15		1,519,348	7,118	1.87
Total due to depositors	4,595,189	22,765	1.98		4,598,305	21,416	1.86		4,310,491	14,750	1.37
Mortgagors' escrow
accounts	83,799	62	0.30		62,174	53	0.34		77,343	38	0.20
Total interest-bearing
deposits	4,678,988	22,827	1.95		4,660,479	21,469	1.84		4,387,834	14,788	1.35
Borrowings	1,146,199	6,739	2.35		1,150,784	6,541	2.27		1,127,746	5,865	2.08
Total interest-bearing
liabilities	5,825,187	29,566	2.03		5,811,263	28,010	1.93		5,515,580	20,653	1.50
Non interest-bearing
demand deposits	394,642				398,829				370,790
Other liabilities	111,088				105,427				66,485
Total liabilities	6,330,917				6,315,519				5,952,855
Equity	560,624				552,621				532,027
Total liabilities and
equity	$6,891,541				$6,868,140				$6,484,882

Net interest income /
net interest rate spread (tax equivalent) (3)		$40,134	2.23%			$41,928	2.36%			$42,868	2.61%

Net interest-earning assets /
net interest margin (tax equivalent)	$714,947		2.45%		$709,879		2.57%		$665,606		2.77%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X			1.12	X

(1)	Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.4 million, $0.5 million and $0.3 million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.
(2)	Loan interest income includes net losses from fair value adjustments on qualifying hedges of $0.8 million, $0.6 million and none for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.
(3)	Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018 totaling $125,000, $125,000 and $228,000, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the six months ended
	June 30, 2019				June 30, 2018
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,604,928	$101,051	4.39%		$4,476,509	$93,785	4.19%
Other loans, net	949,991	23,552	4.96		797,430	18,554	4.65
Total loans, net (1) (2)	5,554,919	124,603	4.49		5,273,939	112,339	4.26
Taxable securities:
Mortgage-backed
securities	579,679	8,473	2.92		528,922	7,261	2.75
Other securities	242,214	4,346	3.59		126,816	2,144	3.38
Total taxable securities	821,893	12,819	3.12		655,738	9,405	2.87
Tax-exempt securities: (3)
Other securities	57,113	1,189	4.16		124,091	2,165	3.49
Total tax-exempt securities	57,113	1,189	4.16		124,091	2,165	3.49
Interest-earning deposits
and federal funds sold	96,767	1,027	2.12		86,405	625	1.45
Total interest-earning
assets	6,530,692	139,638	4.28		6,140,173	124,534	4.06
Other assets	349,213				304,191
Total assets	$6,879,905				$6,444,364

Interest-bearing Liabilities:
Deposits:
Savings accounts	$203,047	709	0.70		$250,646	674	0.54
NOW accounts	1,515,554	12,672	1.67		1,492,413	6,512	0.87
Money market accounts	1,358,228	13,795	2.03		1,068,443	7,058	1.32
Certificate of deposit
accounts	1,519,909	17,005	2.24		1,432,342	12,581	1.76
Total due to depositors	4,596,738	44,181	1.92		4,243,844	26,825	1.26
Mortgagors' escrow
accounts	73,046	115	0.31		68,202	73	0.21
Total interest-bearing
deposits	4,669,784	44,296	1.90		4,312,046	26,898	1.25
Borrowings	1,148,479	13,280	2.31		1,167,222	11,932	2.04
Total interest-bearing
liabilities	5,818,263	57,576	1.98		5,479,268	38,830	1.42
Non interest-bearing
demand deposits	396,724				367,903
Other liabilities	108,273				66,531
Total liabilities	6,323,260				5,913,702
Equity	556,645				530,662
Total liabilities and
equity	$6,879,905				$6,444,364

Net interest income /
net interest rate spread (tax equivalent) (3)		$82,062	2.30%			$85,704	2.64%

Net interest-earning assets /
net interest margin (tax equivalent)	$712,429		2.51%		$660,905		2.79%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X

(1)	Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.9 million and $0.4 million for the six months ended June 30, 2019 and 2018, respectively.
(2)	Loan interest income includes net losses from fair value adjustments on qualifying hedges of $1.5 million and none for the six months ended June 30, 2019 and June 30, 2018, respectively.
(3)	Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2019 and June 30, 2018 totaling $250,000 and $455,000, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

				June 2019 vs.			June 2019 vs.
	June 30,	March 31,	December 31,	December 2018	September 30,	June 30,	June 2018
(Dollars in thousands)	2019	2019	2018	% Change	2018	2018	% Change
Deposits
Non-interest bearing	$413,813	$401,064	$413,747	0.0%	$398,606	$388,467	6.5%
Interest bearing:
Certificate of deposit
accounts	1,544,117	1,511,770	1,563,310	-1.2%	1,562,962	1,452,016	6.3%
Savings accounts	196,820	201,811	210,022	-6.3%	216,976	225,815	-12.8%
Money market accounts	1,302,153	1,352,843	1,427,992	-8.8%	1,223,640	1,069,835	21.7%
NOW accounts	1,368,813	1,542,606	1,300,852	5.2%	1,255,464	1,422,745	-3.8%
Total interest-bearing
deposits	4,411,903	4,609,030	4,502,176	-2.0%	4,259,042	4,170,411	5.8%

Total deposits	$4,825,716	$5,010,094	$4,915,923	-1.8%	$4,657,648	$4,558,878	5.9%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)

Loan Closings

	For the three months			For the six months ended
	June 30,	March 31	June 30,	June 30,	June 30,
(In thousands)	2019	2019	2018	2019	2018
Multi-family residential	$55,629	$27,214	$70,972	$82,843	$152,153
Commercial real estate	42,700	13,941	64,890	56,641	136,444
One-to-four family – mixed-use property	12,885	16,423	12,294	29,308	28,362
One-to-four family – residential	7,884	3,886	6,974	11,770	23,942
Co-operative apartments	300	-	1,500	300	1,500
Construction	18,715	5,901	9,940	24,616	24,619
Small Business Administration	2,255	329	228	2,584	2,195
Commercial business and other	156,029	130,330	88,612	286,359	228,019
Total	$296,397	$198,024	$255,410	$494,421	$597,234

Loan Composition

				June 2019 vs.			June 2019 vs.
	June 30,	March 31,	December 31,	December 2018	September 30,	June 30,	June 2018
(Dollars in thousands)	2019	2019	2018	% Change	2018	2018	% Change
Loans held for investment:
Multi-family residential	$2,263,875	$2,256,447	$2,269,048	-0.2%	$2,235,370	$2,247,852	0.7%
Commercial real estate	1,524,693	1,529,001	1,542,547	-1.2%	1,460,555	1,471,894	3.6%
One-to-four family ―
mixed-use property	582,264	582,049	577,741	0.8%	565,302	564,474	3.2%
One-to-four family ― residential	184,024	188,615	190,350	-3.3%	188,975	187,741	-2.0%
Co-operative apartments	8,137	7,903	8,498	-4.2%	7,771	7,839	3.8%
Construction	58,503	54,933	50,600	15.6%	40,239	33,826	73.0%
Small Business Administration	14,511	15,188	15,210	-4.6%	14,322	14,405	0.7%
Taxi medallion	3,555	3,891	4,539	-21.7%	6,078	6,225	-42.9%
Commercial business and other	983,573	935,297	877,763	12.1%	846,224	783,904	25.5%
Net unamortized premiums
and unearned loan fees	15,278	15,422	15,188	0.6%	15,226	15,647	-2.4%
Allowance for loan losses	(21,510)	(21,015)	(20,945)	2.7%	(20,309)	(20,220)	6.4%
Net loans	$5,616,903	$5,567,731	$5,530,539	1.6%	$5,359,753	$5,313,587	5.7%

Net Loans Activity

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2019	2019	2018	2018	2018
Loans originated and purchased	$296,397	$198,024	$344,732	$308,825	$255,410
Principal reductions	(243,263)	(158,815)	(173,061)	(257,902)	(226,030)
Loans sold	(1,970)	(1,043)	-	(4,027)	(7,273)
Loan charged-offs	(1,114)	(1,138)	(211)	(220)	(416)
Foreclosures	(239)	-	-	-	-
Net change in deferred fees and costs	(144)	234	(38)	(421)	(748)
Net change in the allowance for loan losses	(495)	(70)	(636)	(89)	322
Total loan activity	$49,172	$37,192	$170,786	$46,166	$21,265

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018
Loans 90 Days Or More Past Due
and Still Accruing:
Commercial real estate	$-	$-	$-	$111	$-
Construction	-	-	-	-	730
Total	-	-	-	111	730

Non-accrual Loans:
Multi-family residential	2,008	2,009	2,410	862	2,165
Commercial real estate	1,488	1,050	1,379	1,398	1,448
One-to-four family - mixed-use property	1,752	1,305	928	795	2,157
One-to-four family - residential	5,411	5,708	6,144	6,610	6,969
Co-operative apartments	-	-	-	-	575
Construction	-	950	-	-	-
Small Business Administration	1,224	1,227	1,267	1,395	-
Taxi medallion(1)	1,361	1,372	613	712	743
Commercial business and other	2,458	2,114	3,512	761	2
Total	15,702	15,735	16,253	12,533	14,059

Total Non-performing Loans	15,702	15,735	16,253	12,644	14,789

Other Non-performing Assets:
Real estate acquired through foreclosure	239	-	-	-	-
Other asset acquired through foreclosure	35	35	35	35	35
Total	274	35	35	35	35

Total Non-performing Assets	$15,976	$15,770	$16,288	$12,679	$14,824

Non-performing Assets to Total Assets	0.23%	0.23%	0.24%	0.19%	0.23%
Allowance For Loan Losses to Non-performing Loans	137.0%	133.6%	128.9%	160.6%	136.7%

(1)	Not included in the above analysis are non-accrual performing TDR taxi medallion loans totaling $2.2 million in 2Q19, $2.5 million in 1Q19, $3.9 million in 4Q18, $5.4 million in 3Q18 and $5.5 million in 2Q18.

Net Charge-Offs (Recoveries)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2019	2019	2018	2018	2018
Multi-family residential	$(10)	$(13)	$(4)	$18	$28
Commercial real estate	(7)	-	-	-	-
One-to-four family – mixed-use property	(2)	(85)	(18)	(36)	(79)
One-to-four family – residential	110	(4)	(199)	(258)	(4)
Small Business Administration	(16)	(4)	170	134	18
Taxi medallion	(50)	(84)	(143)	40	353
Commercial business and other	954	1,092	(20)	13	6
Total net loan charge-offs (recoveries)	$979	$902	$(214)	$(89)	$322

Core Diluted EPS, Core ROAE, Core ROAA, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

GAAP income before income taxes	$13,828	$9,355	$18,412	$23,183	$32,774

Net loss from fair value adjustments	1,956	2,080	267	4,036	367
Net loss on sale of securities	15	-	-	15	-
Life insurance proceeds	-	(43)	-	(43)	(776)
Net gain on sale of assets	(770)	-	-	(770)	-
Net losses from fair value adjustments on qualifying hedges	818	637	-	1,455	-
Accelerated employee benefits upon Officer's death	-	455	-	455	-

Core income before taxes	15,847	12,484	18,679	28,331	32,365

Provision for income taxes for core income	3,771	3,033	4,573	6,804	7,555

Core net income	$12,076	$9,451	$14,106	$21,527	$24,810

GAAP diluted earnings per common share	$0.37	$0.25	$0.48	$0.61	$0.88

Net loss from fair value adjustments, net of tax	0.05	0.05	0.01	0.10	0.01
Net loss on sale of securities, net of tax	-	-	-	-	-
Life insurance proceeds	-	-	-	-	(0.03)
Net gain on sale of assets, net of tax	(0.02)	-	-	(0.02)	-
Net losses from fair value adjustments on qualifying hedges, net of tax	0.02	0.02	-	0.04	-
Accelerated employee benefits upon Officer's death, net of tax	-	0.01	-	0.01	-

Core diluted earnings per common share[1]	$0.42	$0.33	$0.49	$0.75	$0.86

Core net income, as calculated above	$12,076	$9,451	$14,106	$21,527	$24,810
Average assets	6,891,541	6,868,140	6,484,882	6,879,905	6,444,364
Average equity	560,624	552,621	532,027	556,645	530,662
Core return on average assets[2]	0.70%	0.55%	0.87%	0.63%	0.77%
Core return on average equity[2]	8.62%	6.84%	10.61%	7.73%	9.35%

(1) Core diluted earnings per common share may not foot due to rounding.
(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN
To CORE NET INTEREST INCOME and NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

GAAP net interest income	$40,009	$41,803	$42,640	$81,812	$85,249
Net losses from fair value adjustments on qualifying hedges	818	637	-	1,455	-
Core net interest income	$40,827	$42,440	$42,640	$83,267	$85,249

GAAP interest income on total loans, net	$62,273	$62,330	$57,322	$124,603	$112,339
Net losses from fair value adjustments on qualifying hedges	818	637	-	1,455	-
Prepayment penalties received on loans	(1,120)	(805)	(1,451)	(1,925)	(2,364)
Net recoveries of interest from non-accrual loans	(519)	(714)	(248)	(1,233)	(414)
Core interest income on total loans, net	$61,452	$61,448	$55,623	$122,900	$109,561
Average total loans, net	$5,565,057	$5,544,667	$5,316,033	$5,554,919	$5,273,939
Core yield on total loans	4.42%	4.43%	4.19%	4.42%	4.15%

Net interest income tax equivalent	$40,134	$41,928	$42,868	$82,062	$85,704
Net losses from fair value adjustments on qualifying hedges	818	637	-	1,455	-
Prepayment penalties received on loans and securities	(1,120)	(805)	(1,553)	(1,925)	(2,466)
Net recoveries of interest from non-accrual loans	(519)	(714)	(248)	(1,233)	(414)
Net interest income used in calculation of Core net interest margin	$39,313	$41,046	$41,067	$80,359	$82,824
Total average interest-earning assets	$6,540,134	$6,521,142	$6,181,186	$6,530,692	$6,140,173
Core net interest margin	2.40%	2.52%	2.66%	2.46%	2.70%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	June 30,	December 31,	June 30,
(Dollars in thousands)	2019	2018	2018
Total Equity	$565,390	$549,464	$538,044
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	286	290	291
Tangible Stockholders' Common Equity	$549,549	$533,627	$522,208

Total Assets	$6,945,634	$6,834,176	$6,467,616
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	286	290	291
Tangible Assets	$6,929,793	$6,818,339	$6,451,780

Tangible Stockholders' Common Equity to Tangible Assets	7.93%	7.83%	8.09%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400